Industry Canada	Industrie Canada	FORM 11 ARTICLES OF CONTINUANCE (Section 187)	FORMULE 11 CLAUSES DE PROROGATION (Section 187)
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions
1 - Name of the Corporation	Dénomination sociale de la société
PATCH ENERGY INC.
2 - The province or territory in Canada where the registered office is to be situated	La Province ou le territoire au Canada où se situera le siège social
Province of British Columbia
3 - The classes and the maximum number of shares that the corporation is authorized to issue	Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of Preferred shares. The Common and Preferred classes of shares shall have attached thereto the rights and restrictions as set out in Schedule A attached hereto.

4 - Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s'il y a lieu
See Schedule B attached hereto.
5 - Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d'administrateurs
Minimum of One (1), Maximum of Ten (10)
6 - Restrictions, if any, on business the corporation may carry on	Limites imposées à l'activité commerciale de la société, s'il y a lieu
None.
7 - (1) If change of name effected, previous name	(1) S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure

(2) Details of incorporation	(2) Détails de la constitution
The Company was incorporated pursuant to the laws of the Province of British Columbia on February 11, 2002.
8 - Other provisions, if any	Autres dispositions, s'il y a lieu
See Schedule B attached hereto
Date January 24, 2003	Signature /s/ David Stadnyk	7 -- Capacity of - En qualité de Director
For Departmental Use Only A l'usage du ministére seulement	Printed Name - Nom en lettres moulées
Corporation No. No de la société	►413900-3

SCHEDULE "A"
TO THE ARTICLES OF CONTINUANCE OF

PATCH ENERGY INC.
(the "Corporation")
Rights and Restrictions Attached to the Shares
The shares of the Corporation shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:
(a) holders of the Common shares shall be entitled to receive notice of, to attend and to vote at meetings of the shareholders of the Corporation.
(b) The Corporation may issue Preferred shares in one or more series;
(c) The Directors may by resolution fix the number of shares in, and determine the designation of the shares of each series of Preferred shares;
(d) The Directors may by resolution alter the Articles of the Corporation to create, define and attach rights and restrictions to the shares of each series.

SCHEDULE "B"
TO THE ARTICLES OF CONTINUANCE OF

PATCH ENERGY INC.
(the "Corporation")
1. The Corporation may purchase or otherwise acquire shares issued by it.

2. The Board of Directors may appoint one or more directors who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed shall not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

3. If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the Corporation may from time to time:
(a) borrow money upon the credit of the Corporation;
(b) issue, reissue, sell or pledge debt obligations of the Corporation; and
(c) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.
Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law.
Nothing hereby limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.
No shares in the capital of the Corporation shall be transferred without the approval of the directors evidenced by resolution of the board; provided, however that:

(a) approval of any transfer of shares may be given as aforesaid after the said transfer has been effected upon the records of the corporation in which event, unless the said resolution stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its entry upon the books of the Corporation; and

(b) this restriction on the transfer of shares shall cease to apply at such time as the board passes a resolution providing for the appointment of an agent to maintain a central securities register for the Corporation.